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                                                                    EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES

      As of June 30, 2004, we had the following significant subsidiaries:

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                                                                  PERCENTAGE
                                             JURISDICTION OF      OWNERSHIP
COMPANY NAME                                  INCORPORATION    (COMMON EQUITY)

CHC Helicopters International Inc.               Canada              100%
Atlantic Turbines Inc.                           Canada              100%
CHC Helicopters (Barbados) Limited              Barbados             100%
CHC Leasing (Barbados) Ltd.                     Barbados             100%
Canadian Helicopters (U.K.) Limited             Scotland             100%
CHC Scotia Limited                             England and           100%
                                                  Wales
Vinland Denmark AS                               Denmark             100%
Vinland Helicopters AS                           Norway              100%
Helicopter Services Group AS                     Norway              100%
CHC Helikopter Service AS                        Norway              100%
Astec Helicopter Services AS                     Norway              100%
Integra Leasing AS                               Norway              100%
Heliwest AS                                      Norway              100%
CHC Helicopters (Australia)
  (through Lloyd Helicopter                     Australia            100%
  Services Pty. Ltd.)
CHC Helicopters (Africa) Pty. Ltd.
   (formerly Court Helicopters Pty. Ltd.)        Africa              100%
Court Helicopters Limited (Mauritius)           Mauritius            100%
CHC Composites Inc.                              Canada              100%
CHC Denmark ApS                                  Denmark             100%
CHC Ireland Limited                              Ireland             100%
CHC Sweden AB                                    Sweden              100%
CHC Netherlands B.V.                           Netherlands           100%
Schreiner Northsea Helicopters B.V.            Netherlands           100%
Schreiner Airways B.V.                         Netherlands           100%
Schreiner Luchtvaart Groep B.V.                Netherlands           100%

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